Exhibit 99.1

(1) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse AG (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), the Alternative Investments business (the “AI Business”) within the Asset Management division (the “Asset Management division”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Private Banking division”) (the “Reporting Person”). The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation. The address of CS Hldgs USA Inc’s principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group AG (“CSG”), a corporation formed under the laws of Switzerland.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. CS USA Inc is the sole stockholder of Credit Suisse Private Equity, Inc., a Delaware corporation (“CSPE”). CSPE is the sole stockholder of DLJ Merchant Banking III, Inc., a Delaware corporation (“MB III Inc.”) and DLJ MB Advisors, Inc., a Delaware corporation (“DLJ MB Advisors”). The address of each of CS USA Inc, CSPE, MB III Inc. and DLJ MB Advisors is Eleven Madison Avenue, New York, New York, 10010.

Each of DLJ Merchant Banking Partners IV, L.P., a Delaware limited partnership (“DLJMB Partners IV”), DLJ Offshore Partners IV, L.P, a Cayman Islands exempted limited partnership (“Offshore Partners IV”), DLJ Merchant Banking Partners IV (Pacific), an Ontario limited partnership (DLJMB Partners IV (Pacific) and MBP IV Plan Investors, L.P., a Bermuda limited partnership (“MBP IV”) (collectively, the “Investing Entities”), makes investments for long-term appreciation. DLJ Merchant Banking, Inc., a Delaware corporation (“DLJMB Inc.”), is (i) the general partner of DLJ Merchant Banking IV, L.P., which is the general partner of DLJMBP IV, (ii) the general partner of DLJ Merchant Banking IV, L.P. which is the sole member of MBPIV Pacific LLC which is the domestic general partner of DLJMB Partners IV (Pacific) and the general partner of and DLJ Merchant Banking IV (Cayman) which is the sole member of MBPIV Pacific (Cayman), LLC which is the overseas general partner of DLJMB Partners VI (Pacific) and (iii) the general partner of DLJ Merchant Banking IV (Cayman), L.P. and DLJ Merchant Banking IV, L.P., which are the overseas general partner and domestic general partner, respectively, of Offshore Partners IV. DLJ LBO Plans Management Corporation, a Delaware corporation (“DLJLBO”) and DLJ LBO Plans Management Corporation III (“DLJLBO III”), a Delaware Corporation, are the general partners of MBP IV. DLJMB Inc., DLJLBO and DLJLBO III are indirect wholly owned subsidiaries of CS USA Inc. The address of the principal business and office of each of the Investing Entities is Eleven Madison Avenue, New York, New York, 10010.

DLJ MB Advisors is the managing member of Credit Suisse/CFIG STR Investors SPV, LLC, a Delaware limited liability company.  The address of Credit Suisse/CFIG STR Investors SPV, LLC is Eleven Madison Avenue, New York, New York, 10010.

CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products. The Bank is comprised of the Investment Banking division, the Asset Management division and the Private Banking division. The Investment Banking division provides financial advisory and capital raising services and sales and trading to institutional, corporate and government clients worldwide. The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide and offers products across a broad range of investment classes, including alternative investments. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. CSG’s business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the AI Business) (the “Traditional AM Business”) and the Private Banking division (other than the U.S. PCS Business) (the “Non-U.S. PB Business”)) may beneficially own securities to which this Form 4 relates (the “Shares”) and such Shares are not reported in this Form 4. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

(2) Includes 476,261 shares sold by DLJ Merchant Banking Partners IV, L.P., 249,276 shares sold by DLJ Offshore Partners IV, L.P., 36,627 shares sold by DLJ Merchant Banking Partners IV (Pacific), L.P., 156,825 shares sold by MBP IV Plan Investors, L.P. and 96,305 shares sold by Credit Suisse/CFIG STR Investors SPV, LLC.

(3) Includes 7,257,689 shares held by DLJ Merchant Banking Partners IV, L.P., 3,798,694 shares held by DLJ Offshore Partners IV, L.P., 558,149 shares held by DLJ Merchant Banking Partners IV (Pacific) L.P., 2,389,844 shares held by MBP IV Plan Investors, L.P. and 1,467,569 shares held by Credit Suisse/CFIG STR Investors SPV, LLC.